Exhibit 10.32
[*] – Text omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended, because it is not material and is of the type that the registrant treats as private or confidential.

THIRD AMENDMENT TO PURCHASE SCHEDULE

This Third Amendment (this “Third Amendment”), dated as of December 3, 2024 (the “Third Amendment Effective Date”), amends that certain Purchase Schedule dated November 1, 2019 (the “Purchase Schedule”) to the Master Supply Agreement dated November 1, 2019 (the “Agreement”), as amended by that certain Amendment to Purchase Schedule dated January 15, 2022 and Second Amendment to Purchase Schedule dated March 31, 2023 (the “Second Amendment”), between Pactiv LLC (“Seller”) and Reynolds Consumer Products LLC (“Buyer”). The Parties agree as follows:

1.    Definitions. Capitalized terms and phrases not otherwise defined in this Third Amendment will have the same meaning ascribed to them in the Agreement, including the Purchase Schedule, as amended.

2.    Additional Foam Terms. The Purchase Schedule, as amended, is further amended by adding the following language to the end of Section 6 of the Second Amendment:

“Notwithstanding anything to the contrary contained in the Agreement (including the Purchase Schedule), because Buyer has forecasted that it will purchase less than [*] pounds of polystyrene foam Products in calendar year 2024, having regard to clause (i) of the fifth sentence of this Section 6, Buyer shall be required to pay to Seller [*], to be paid to Seller in four (4) equal installments of [*] on the following dates: March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025. For the avoidance of doubt, this does not change or modify Buyer’s purchase commitments beyond calendar year 2024 (as required by this Section 6).”

3        No Other Modifications. The terms of the Agreement, including the Purchase Schedule, as amended, remain in full force and effect.

4.     Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Third Amendment by electronic signature, facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Third Amendment.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the Third Amendment Effective Date.

Pactiv LLC

By:     /s/ Michael King
Name:    Michael King
Title:    Chief Executive Officer

Reynolds Consumer Products LLC

By:     /s/ Scott Huckins
Name:    Scott Huckins
Title:    Chief Financial Officer